EXHIBIT 10.7

EMPLOYMENT AGREEMENT

This Agreement is entered into as of Feb. 12, 2007, by and between Steve Dorff (the "Employee") and Larigo Shore Music, Inc., a Delaware corporation (the "Company") and wholly-owned subsidiary of Rokwader, Inc., a Delaware corporation ("Rokwader").

1. **Duties and Scope of Employment.**

(a) **Position.** For the term of his employment under this Agreement (the "Employment"), the Company agrees to employ the Employee in the position of President. The Employee shall report to the Company's Board of Directors (the "Board").

(b) **Obligations to the Company.** During his Employment, the Employee shall devote such effort and time necessary to fulfill the requirements of the position to the Company. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

(c) **No Conflicting Obligations.** The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

(d) **Scope of Services.** Employee and Company acknowledge and agree that the Employee shall provide, on a non-exclusive basis, Employee's services for the exploitation of musical compositions owned or controlled by company and for the operation of an artist development production company (collectively "Employee Services"). Company acknowledges that Employee currently owns or has authored musical compositions and theatrical works. Company also acknowledges that Employee is a renowned author and producer of musical scores for television and file, and provides services as a record producer for recording artists signed to record labels. Nothing contained herein shall prevent Employee, during the term hereof, from engaging in the activities described in the previous two sentences (collectively "Other Endeavors").

(e) **Right of First Refusal.** Should Employee discover any artist(s), music catalogues or other music and/or entertainment properties, other than entertainment properties considered Other Endeavors as defined in § 1(d) herein, (the "Opportunities") during the term of his employment that merits further development activities, Employee shall first offer such Opportunity to Employer. If within thirty (30) days after such offer, Employer does not, by written approval to Employee, accept such Opportunity, Employee shall be free to select another entity to develop and/or produce such Opportunity and Employee shall have no further liability to Employer regarding such Opportunity.

(f) **Commencement Date.** The Employee shall commence his Employment upon the closing of the acquisition of the Company by Rokwader

2. **Performance Based Compensation.** Employee shall be paid 38% of all income earned by the Company from the results of Employee's Services (as defined in Paragraph 1(d) above) less all operating costs incurred by the Company ("Performance Base Compensation"). Company shall not be entitled to revenues payable to Employee as the result of his Other Endeavors. The amount of the Performance Base Compensation shall be determined by the Company's independent accountant on a quarterly basis and paid on a semi-annual basis to Employee.

3. **Indemnification, Employee Benefits and Vacation.** The Employee shall enter into an Indemnification Agreement with the Company and Rokwader, which is incorporated herein by this reference. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company and/or Rokwader for its senior officers, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's vacation policy, as it may be amended from time to time; provided that he shall be entitled to not less than 15 days of paid vacation per year.

4. **Business Expenses.** During his Employment, the Employee shall be authorized to incur reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

5. **Term of Employment.**

(a) **Term of Employment.** The initial term of this Employment Agreement shall be two (2) years from the Commencement Date which term may be extended for successive one year periods thereafter upon the mutual agreement of both Employee and Employer.

(b) **Termination of Employment.** The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause (as defined below), by giving the Employee notice in writing. The Employee's Employment shall terminate automatically in the event of his death or permanent disability. The termination of the Employee's Employment shall not limit or otherwise affect his obligations under Section 8.

(c) **Rights Upon Termination.** Except as expressly provided in Section 6, upon the termination of the Employee's Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company and Rokwader to the Employee.

6. **Termination Benefits Absent Change in Control.**

(a) **General Release and Resignations.** Any other provision of this Agreement notwithstanding, Subsections (b), (c) and (d) below shall not apply unless the Employee:

(i) Has executed a general release of all claims (in a reasonable form prescribed by the Company);

(ii) Has returned all property of the Company and/or Rokwader in the Employee's possession; and

(iii) If requested by the Board, has resigned as a member of the Board (and, to the extent applicable, as a member of the Boards of Directors of any parent or subsidiaries of the Company).

(b) **Severance Pay.** None

(c) **Health Insurance.** If, during the term of this Agreement, the Company terminates the Employee's Employment for any reason other than for Cause, and if the Employer or Rokwader has a health insurance plan in which Employee is participating and if the Employee elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for himself and, if applicable, his dependents following the termination of his Employment, then the Company shall pay the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the first anniversary of the termination of his Employment, (ii) the expiration of the

Employee's continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment. If the Employee is terminated for Cause, then neither the Company nor Rokwader shall be obligated to pay any premiums on Employee's behalf.

(d) **Definition of "Cause"** allowing Company to terminate Employee. For all purposes under this Agreement, "Cause" shall mean:

(i) Any act of misconduct or dishonesty by the Employee in the performance of his duties under this Agreement;

(ii) Any willful or repeated failure by the Employee to attend to his duties under this Agreement,

(iii) Any material breach of this Agreement, or

(iv) The Employee's conviction of, or pleading guilty or *nolo contendere* to, any felony or misdemeanor involving theft, embezzlement, dishonesty or moral turpitude.

7. **Successors.**

(a) **Company's Successors**. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which become bound by this Agreement.

(b) **Employee's Successors.** This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8. **Mediation and Arbitration of Disputes.**

(a) **Mediation**. If a controversy, claim or dispute arises between the parties related to this Agreement or any and all claims arising from or relating to the Employee's Employment including (but not limited to) claims against any current or former employee, director or agent of the Company or Rokwader, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, or claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices ("Dispute"), the parties shall use their best efforts to resolve the Dispute by agreement through negotiation or mediation. To commence the dispute resolution process, any party may serve written notice on the other party specifically identifying the Dispute and requesting that efforts at resolving the Dispute begin. Mediation shall be initiated upon written request by any party and a mediator shall be selected by the parties from qualified individuals in the Los Angeles metropolitan area affiliated with Judicial Arbitration and Mediation Services, Inc., ("Mediator"). The parties shall submit to the mediator all written, documentary and other evidence and such oral testimony as is necessary for a proper mediation of the Dispute. At the mediation, the parties shall meet in good faith and shall schedule the mediation as promptly as the Mediator is available. If the parties fail to resolve the Dispute at the mediation, either party may initiate binding arbitration.

(b) **Scope of Arbitration Requirement**. If mediation of the Dispute is unsuccessful, the parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate the Dispute before a neutral arbitrator.

(c) **Procedure.** The parties shall agree on one arbitrator and if the parties cannot agree on one arbitrator, the Mediator shall appoint an arbitrator. The arbitrator's decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator's decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Los Angeles, California, or, at the Employee's option, the county in which the Employee primarily worked with the Company at the time when the arbitrable dispute or claim first arose.

(c) **Attorneys' Fees and Costs.** The Company shall bear the cost of the arbitrator's fee. The parties shall share the other costs of arbitration equally. In the event of arbitration or litigation between the parties, the prevailing party shall be entitled to reasonable attorneys' fees.

(d) **Applicability.** This Section 8 shall not apply to claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Employee or the Company..

9. **Miscellaneous Provisions.**

(a) **Notice** . Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) **Modifications and Waivers.** No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) **Whole Agreement.** No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

(d) **Withholding Taxes.** All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e) **Choice of Law and Severability.** This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the "Law"), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(f) **No Assignment**. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

(g) **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer or a duly authorized member of its Board, as of the day and year first above written.

LATIGO SHORE MUSIC, INC.

By /s/ Steve Dorff

Title: President

STEVE DORFF

/s/ Steve Dorff